Exhibit 99.01

News

Media Contact:	Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Aaron Abramovitz
404-506-0780
apabramo@southernco.com

July 27, 2016
Southern Company reports second quarter earnings

ATLANTA - Southern Company today reported second quarter 2016 earnings of $638 million, or 68 cents per share, compared with earnings of $629 million, or 69 cents per share, in the second quarter of 2015. For the six months ended June 30, 2016, earnings were $1.12 billion, or $1.21 per share, compared with $1.14 billion, or $1.25 per share, for the same period in 2015.

Excluding the items described in the “Consolidated Earnings - Excluding Items” table below, Southern Company earned $692 million, or 74 cents per share, during the second quarter of 2016, compared with $647 million, or 71 cents per share, during the second quarter of 2015. For the six months ended June 30, 2016, excluding these items, Southern Company earned $1.22 billion, or $1.32 per share, compared with earnings of $1.16 billion, or $1.28 per share, for the same period in 2015.

	Three Months Ended June		Year-to-Date June
Consolidated Earnings - Excluding Items	2016	2015	2016	2015
Net Income - As Reported	$638	$629	$1,123	$1,138
Estimated Loss on Kemper IGCC	38	23	91	32
Tax Impact	(15)	(9)	(35)	(12)
Acquisition Costs	44	0	65	0
Tax Impact	(13)	0	(20)	0
Additional MCAR Settlement Costs	0	7	0	7
Tax Impact	0	(3)	0	(3)
Net Income - Excluding Items	$692	$647	$1,224	$1,162
Basic Earnings Per Share - Excluding Items	$0.74	$0.71	$1.32	$1.28

NOTE: Except for earnings per share, the figures in the table above are expressed in millions of dollars.

Earnings for the three and six months ended June 30, 2016, were also impacted by debt-financing costs related to the acquisition of Southern Company Gas (formerly known as AGL Resources Inc). These costs were not included in the 2016 earnings guidance provided previously. Excluding both these costs and the items described above, Southern Company earned $716 million, or 77 cents per share, during the second quarter of 2016, compared with $647 million, or 71 cents per share, during the second quarter of 2015. For the six months ended June 30, 2016, excluding all of these items, Southern Company earned $1.25 billion, or $1.35 per share, compared with earnings of $1.16 billion, or $1.28 per share, for the same period in 2015.

	Three Months Ended June		Year-to-Date June
Consolidated Earnings - Adjusted for Guidance Comparability	2016	2015	2016	2015
Net Income - Excluding Items	$692	$647	$1,224	$1,162
Acquisition Debt Financing Costs	39	0	39	0
Tax Impact	(15)	0	(15)	0
Net Income - Adjusted for Guidance Comparability	$716	$647	$1,248	$1,162
Basic Earnings Per Share - Adjusted for Guidance Comparability	$0.77	$0.71	$1.35	$1.28

NOTE: Except for earnings per share, the figures in the table above are expressed in millions of dollars.

Earnings drivers for the second quarter of 2016 were positively influenced by retail revenue effects at Southern Company’s traditional operating companies, stronger-than-expected performance of its Southern Power subsidiary and lower non-fuel operations and maintenance expenses across the regulated operating companies. Earnings were negatively influenced by increased interest expenses and higher depreciation and amortization expenses.

“We are very pleased with how our electric businesses are performing this year, including the strong performance of our wholesale subsidiary, Southern Power,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “We look forward to the years ahead, when both Southern Company Gas and - subject to federal approval - our announced investment in Southern Natural Gas begin to contribute to our results. We are truly building the future of energy for the benefit of the customers and communities we are privileged to serve. That longstanding customer focus has always been the foundation for delivering on our long-term financial objectives.”

Second quarter 2016 operating revenues were $4.45 billion, compared with $4.34 billion for the second quarter of 2015, an increase of 2.7 percent. For the six months ended June 30, 2016, operating revenues were $8.43 billion, compared with $8.52 billion for the same period in 2015, a decrease of 1.0 percent. This decrease was primarily due to lower fuel costs.

Kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 1.6 percent in the second quarter of 2016, compared with the second quarter of 2015. Residential energy sales decreased 0.8 percent, commercial energy sales decreased 2.0 percent and industrial energy sales decreased 1.9 percent. For the first six months of 2016, retail sales decreased 2.3 percent, compared with the same period in 2015. Residential energy sales decreased 4.1 percent, commercial energy sales decreased 1.4 percent and industrial energy sales decreased 1.4 percent.

Weather-adjusted kilowatt-hour sales to retail customers in Southern Company's four-state service area decreased 1.4 percent in the second quarter of 2016, compared with the second quarter of 2015. Weather-adjusted residential energy sales decreased 0.2 percent and weather-adjusted commercial energy sales decreased 1.9 percent. For the first six months of 2016, weather-adjusted retail sales decreased 0.5 percent, compared with the same period in 2015. Weather-adjusted residential energy sales increased 0.6 percent and weather-adjusted commercial energy sales decreased 0.6 percent.

Total energy sales to Southern Company’s customers, including wholesale sales, decreased 0.6 percent in the second quarter of 2016, compared with the second quarter of 2015. For the first six months of 2016, total energy sales decreased 1.1 percent, compared with the same period in 2015.

Southern Company’s second quarter earnings slides with supplemental financial information including its earnings estimate for the third quarter of 2016 are available at http://investor.southerncompany.com.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/webcasts. A replay of the webcast will be available on the site for 12 months.

About Southern Company

Southern Company (NYSE: SO) is America’s premier energy company, with 44,000 megawatts of generating capacity and 1,500 billion cubic feet of combined natural gas consumption and throughput volume serving 9 million electric and gas utility customers through its subsidiaries. The company provides clean, safe, reliable and affordable energy through electric utilities in four states, natural gas distribution utilities in seven states, a competitive generation company serving wholesale customers across America and a nationally recognized provider of customized energy solutions, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and affordable prices that are below the national average. Through an industry-leading commitment to innovation, Southern Company and its subsidiaries are inventing America’s energy future by developing the full portfolio of energy resources, including carbon-free nuclear, 21st century coal, natural gas, renewables and energy efficiency, and creating new products and services for the benefit of customers. Southern Company has been named by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer, recognized among the Top 50 Companies for Diversity by DiversityInc, listed by Black Enterprise magazine as one of the 40 Best Companies for Diversity and designated a Top Employer for Hispanics by Hispanic Network. The company has earned a National Award of Nuclear Science and History from the National Atomic Museum Foundation for its leadership and commitment to nuclear development and is continually ranked among the top utilities in Fortune's annual World’s Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Notes Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the expected completion of the Southern Natural Gas investment and the future results of Southern Company Gas and Southern Natural Gas. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, environmental laws regulating emissions, discharges, and disposal to air, water, and land, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including, without limitation, Internal Revenue Service and state tax audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity and natural gas, including those relating to weather, the general economy and recovery from the last recession, population and business growth (and declines), the effects of energy conservation and efficiency measures, including from the development and deployment of alternative energy sources such as self-generation and distributed generation technologies, and any potential economic impacts resulting from federal fiscal decisions; available sources and costs of natural gas and other fuels; effects of inflation; the ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by any Public Service Commission (PSC)); the ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; investment performance of Southern Company’s employee and retiree benefit plans and the Southern Company system’s nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; legal proceedings and regulatory approvals and actions related to Plant Vogtle Units 3 and 4, including Georgia PSC approvals and Nuclear Regulatory Commission actions; actions related to cost recovery for the integrated coal gasification combined cycle facility under construction in Kemper County Mississippi (the Kemper IGCC), including the ultimate impact of the 2015 decision of the Mississippi Supreme Court, the Mississippi PSC’s December 2015 rate order, and related legal or regulatory proceedings, Mississippi PSC review of the prudence of Kemper IGCC costs and approval of further permanent rate recovery plans, actions relating to proposed securitization, satisfaction of requirements to utilize grants, and the ultimate impact of the termination of the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association; the ability to successfully operate the electric utilities’ generating, transmission, and distribution facilities and Southern Company Gas’ natural gas distribution and storage facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating and constructing nuclear generating facilities, including environmental, health, regulatory, natural disaster, terrorism, and financial risks; the inherent risks involved in transporting and storing natural gas; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the possibility that the anticipated benefits from the acquisition of Southern Company Gas cannot be fully realized or may take longer to realize than expected, the possibility that costs related to the integration of Southern Company and Southern Company Gas will be greater than expected, the ability to retain and hire key personnel and maintain relationships with customers, suppliers, or other business partners, and the diversion of management time on integration-related issues; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on the Southern Company system’s business or Southern Company Gas’ business resulting from cyber intrusion or terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts; changes in Southern Company’s and any of its subsidiaries’ credit ratings, including impacts on interest rates, access to capital markets, and collateral requirements; the impacts of any sovereign financial issues, including impacts on interest rates, access to capital markets, impacts on currency exchange rates, counterparty performance, and the economy in general, as well as potential impacts on the benefits of the Department of Energy loan guarantees; the ability of Southern Company’s subsidiaries to obtain additional generating capacity (or sell excess generating capacity) at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes and other storms, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on the Southern Company system’s business or Southern Company Gas’ business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure, or operation of generating or storage resources; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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